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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): JUNE 3, 1999

                         THE ARNOLD PALMER GOLF COMPANY
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             (Exact name of registrant as specified in its charter)

  TENNESSEE                       0-921                          62-0331019
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  (State of                (Commission File No.)               (IRS Employer
incorporation)                                               Identification No.)

               6201 MOUNTAIN VIEW ROAD, OOLTEWAH, TENNESSEE 37363
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          (Address of principal executive offices, including zip code)

                                 (423) 238-5890
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

                  On June 3, 1999, The Arnold Palmer Golf Company (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, APGC Holdings Company, Inc. (the "Parent") and APGC Acquisition Corp. ("Merger Sub"). The Merger Agreement contemplates that Merger Sub will merge with and into the Company and that the Company will be the surviving corporation (the "Merger"). On the effective date of the Merger, each share of the Company's outstanding common stock held by persons other than Parent or its affiliates will be converted into the right to receive $1.20 in cash. The obligations of each party to close the Merger are subject to the approval of the Merger Agreement by the requisite vote of the shareholders of the Company as well as certain other customary conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c) Exhibits. The following exhibit is being filed herewith:

                           2.1 Agreement and Plan of Merger dated June 3, 1999, by and between the Company, APGC Holdings Company, LLC, and APGC Acquisition Corp.

                           28.1     Press Release of the Company dated June 3,
                                    1999





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 3, 1999                         THE ARNOLD PALMER GOLF COMPANY



                                     By: /s/David J. Kirby
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                                         David J. Kirby, Vice President Finance



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